For Immediate Release

Contact: Anne-Marie Hess

Date: May 22, 2007

Phone: (609) 951-6842

E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP PROVIDES HISTORICAL QUARTERLY DATA FOR ITS PHARMANET SPECIALTY PHARMACEUTICAL SERVICES SUBSIDIARY

PRINCETON, NJ – May 22, 2007 – PharmaNet Development Group, Inc. (NASDAQ: PDGI) (the “Company”), a leading provider of global drug development services, previously disclosed that, effective January 1, 2007, it would begin to report the financial results for PharmaNet Specialized Pharmaceutical Services, Inc. (SPS) in the late stage segment.  Prior to 2007, the financial results for SPS were reported in the early stage segment.

2006 quarterly GAAP and adjusted (non-GAAP) financial results for SPS are in the attached unaudited financial tables to provide stockholders the ability to adjust their financial models accordingly.

A reconciliation of quarterly GAAP results to adjusted (non-GAAP) results can be found in the unaudited financial tables included in this press release.  A further explanation of the reasoning behind the use of non-GAAP financial results can be found below.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which exclude, among other items, an impairment to goodwill, a non-recurring charge related to financing, amortization of acquisition-related intangible assets and non-cash compensation expense related to restricted stock and RSUs issued to employees and directors of the Company.  Share-based compensation is an important part of our employees’ compensation and impacts their performance.  PDGI considers these non-GAAP financial measures to be useful metrics because management and investors can compare the Company’s recurring operating results and make more meaningful comparisons between PDGI’s recurring operating results and those of other companies.  In addition, management can use this important tool for financial and operational decision making and for evaluating recurring operating results over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP.  Non-GAAP operating income excludes certain costs, including share-based compensation and amortization related to acquisitions that are recurring and have been and will continue to be for the foreseeable future a significant recurring expense in PDGI’s business.

The components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations.  The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP. Non-GAAP results also allow investors to compare the reported GAAP results and the non-GAAP First Call consensus estimate and to compare the Company’s operations against the financial results of other companies in the industry.  The non-GAAP financial measures included in this press release should not be considered superior to or a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying unaudited tables, to this press release, and can also be found on the Company’s website.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug, and medical device industries.  The Company offers clinical-development solutions including early and late stage consulting services, Phase l clinical studies and bioanalytical analyses, and Phase Il, III and IV clinical development programs.  With approximately 2,300 employees and more than 40 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development.  For more information, please visit www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act.  Some or all of the results anticipated by these forward-looking statements may not occur.  Factors that could cause or contribute to such differences include, but are not limited to, industry trends and information; the Company's ability to determine its impairment charges and costs of discontinued operations; whether the Company will achieve its estimated value relating to the sale of the land (and any other asset) previously used in discontinued operations; developments with respect to the SEC's inquiry and securities class action lawsuits and derivative lawsuits; the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; its ability to retain and recruit new employees; its clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; the Company’s assessment of its effective tax rate and tax allowance; the Company’s financial guidance; the Company’s future effective tax rate; the Company’s anticipated capital expenditures; the Company’s costs associated with compliance of Section 404 of the Sarbanes-Oxley Act; the impact on the Company of foreign currency transaction costs and the effectiveness of any hedging strategies it implements; and the national and international economic climate as it affects drug development operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2006 and its most recent Quarterly Report on Form 10-Q.  The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

PhamaNet Specialized Pharmaceutical Services

Excerpted Financial Information

For Each Quarter Ended During 2006

	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006

Direct Revenue	$1,264,508	$1,311,163	$798,047	$328,584

Costs and Expenses
Direct Costs	334,025	469,401	281,315	302,687
Selling, General and Administrative Expenses (1)	363,333	454,050	398,617	481,441
Impairment of Goodwill	—	7,873,000	—	—
Total Costs and Expenses	697,358	8,796,451	679,932	784,128

GAAP Earnings (Loss) from Continuing Operations
before Income Taxes	$567,150	$ (7,485,288)	$118,115	$(455,544)

GAAP Operating Margin	44.9%	-570.9%	14.8%	-138.6%

Add: Impairment of Goodwill	—	$7,873,000	—	—

Non-GAAP Earnings (Loss) from Continuing
Operations before Income Taxes	$567,150	$387,712	$118,115	$(455,544)

Non-GAAP Operating Margin	44.9%	29.6%	14.8%	-138.6%

(1)     SPS recorded $-0- expense related to amortization of intangible assets expense during 2006.

PharmaNet Development Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Earnings (Loss) for Continuing Operations to Non GAAP Net Earnings from

Continuing Operations

For Each Quarter Ended During 2006

	March 31, 2006	June 30, 2006 (1)	September 30, 2006	December 31, 2006

GAAP Net Earnings (Loss) from Continuing Operations	$3,304,315	$(3,728,498)	$2,979,540	$3,496,846

Add: Impairment of Goodwill	—	7,873,000	—	—

Add: Non-Recurring Charge Related to Financing	—	1,214,306	—	—

Add: Non-Cash Compensation from the Adoption of SFAS 123R	524,296	285,156	149,063	149,061

Add: Non-Cash Amortization of Intangible Assets	801,993	768,720	703,646	708,517

Subtotal	4,630,604	6,412,684	3,832,249	4,354,424

Less: Tax Effect of Non-GAAP Adjustments	243,672	3,840,787	122,790	221,955

Add : Tax Valuation Allowance	—	—	—	2,629,968

Non-GAAP Net Earnings	4,386,932	2,571,897	3,709,459	6,762,437

Non-GAAP Diluted Net Earnings Per Share	$0.24	$0.14	$0.20	$0.36

Number of Shares Used in Computing Diluted
Non-GAAP Earnings Per Share	18,316,002	18,150,267	18,473,375	18,653,190

(1)

Diluted earnings per share is computed by increasing the denominator to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. Due to the GAAP loss reported in the second quarter 2006, 139,237 dilutive equivalents have been excluded from the calculation of diluted earnings per common share for the three month period ended June 30, 2006, since they were anti-dilutive.

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